Registration No. 333-58298
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ORIENT-EXPRESS HOTELS LTD.
             (Exact name of registrant as specified in its charter)

                  Bermuda
      (State or other jurisdiction of                    98-0223493
       incorporation or organization)       (I.R.S. Employer Identification No.)

                               22 Victoria Street
                             Hamilton HM 12, Bermuda
                    (Address of Principal Executive Offices)

                           Orient-Express Hotels Ltd.
                             2000 Stock Option Plan
                            (Full title of the plans)

                               John T. Landry, Jr.
                           Orient-Express Hotels Inc.
                           1114 Avenue of the Americas
                          New York, New York 10036-7703
                     (Name and address of agent for service)

                                 (212) 302-5055
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Vincent Monte-Sano
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                          New York, New York 10005-2072
                                 (212) 732-3200

                              EXPLANATORY STATEMENT

         This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-58298) is being filed by Orient-Express Hotels Ltd. (the "Registrant") to reflect the transfer from the Registrant's 2000 Stock Option Plan (the "2000 Plan") to the Registrant's 2009 Share Award and Incentive Plan (the "2009 Plan") of

(i) 20,300 class A common shares of the Registrant and attached preferred share purchase rights (the "rights") remaining available for new awards under the 2000 Plan, and

(ii) up to 101,200 class A common shares and attached rights of the Registrant subject to awards outstanding under the 2000 Plan, to the extent such awards are canceled, expired, forfeited, settled in cash, settled by delivery of fewer class A common shares than underlying the award or otherwise terminated without delivery of class A common shares or are withheld from an award or surrendered in payment.

         The Registrant has previously registered class A common shares and attached rights for issuance under the 2000 Plan pursuant to the Registrant's registration statement on Form S-8, dated April 4, 2001 (Registration No. 333-58298), registering 750,000 class A common shares and attached rights. Because there are options outstanding under the 2000 Plan, neither the 2000 Plan nor this registration statement is being terminated. However, no more option awards will be made under the 2000 Plan.

         On the date hereof, the Registrant is also filing a registration statement on Form S-8 to register, among other things, the class A common shares and attached rights being transferred to the 2009 Plan from the 2000 Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 20th day of August, 2009.

                                       ORIENT-EXPRESS HOTELS LTD.



                                       By: /s/ Paul M. White
                                           -----------------
                                           Paul M. White
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 20, 2009.



     Signature                                   Title
     ---------                                   -----


/s/ Paul M. White
-----------------                            President, Chief Executive Officer
Paul M. White                                and Director
                                             (Principal Executive Officer)


/s/ Martin O'Grady
------------------                           Chief Financial Officer
Martin O'Grady                               (Principal Financial and Accounting
                                             Officer)


*
----------------                             Director
John D. Campbell



--------------------                         Director
Mitchell C. Hochberg


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


     Signature                                   Title
     ---------                                   -----


*
----------------                             Director
James B. Hurlock




-----------------                            Director
Prudence M. Leith



*
-----------------
J. Robert Lovejoy                            Director and Authorized
                                             Representative in the
                                             United States




---------------                              Director
Georg R. Rafael




*
-----------------                            Director
James B. Sherwood






   *By: /s/ Robert M. Riggs                  Attorney in-Fact
        -------------------
          Robert M. Riggs



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